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EXHIBIT 11.1

                                PRICESMART, INC.
          COMPUTATION OF NET INCOME OR LOSS PER COMMON SHARE (BASIC AND
             DILUTED) (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)
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                                                              YEARS ENDED AUGUST 31,
                                                    --------------------------------------------
                                                        2001            2000           1999
                                                    -------------   -------------  -------------
Income (loss) before extraordinary loss                 $ 3,733         $(5,444)       $(3,892)
Extraordinary items, net of tax                            (349)              -              -
                                                    -------------   -------------  -------------
    Net income (loss)                                   $ 3,384         $(5,444)       $(3,892)
                                                    =============   =============  =============

Determination of shares:
    Common shares outstanding                             6,254           5,386          5,120
    Assumed conversion of stock options                     404               -              -
                                                    -------------   -------------  -------------
Diluted average common shares outstanding                 6,658           5,386          5,120

Basic earnings (loss) per share:
    Income (loss) before extraordinary items            $  0.60         $ (1.01)       $ (0.76)
    Extraordinary items                                 $ (0.06)        $     -        $     -
                                                    -------------   -------------  -------------
    Net income (loss)                                   $  0.54         $ (1.01)       $ (0.76)
                                                    =============   =============  =============

Diluted earnings (loss) per share:
    Income (loss) before extraordinary items            $  0.56         $ (1.01)       $ (0.76)
    Extraordinary items                                 $ (0.05)        $     -        $     -
                                                    -------------   -------------  -------------
    Net income (loss)                                   $  0.51         $ (1.01)       $ (0.76)
                                                    =============   =============  =============
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